UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2006

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1776 W. March Lane, Suite 250
Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

(209) 926-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 15, 2006, Pac-West Telecomm, Inc. received notification from The Nasdaq Stock Market that Pac-West had not regained compliance with Market Rule 4310(c)(4) (the “Rule”). However, Pac-West met all initial inclusion criteria for The Nasdaq Capital Market with the exception of the minimum bid requirement and was provided an additional 180 calendar day compliance period, or until September 11, 2006, to regain compliance. If at anytime before September 11, 2006, the bid price of Pac-West’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide notification that Pac-West has regained compliance. If compliance with the Rule cannot be demonstrated by September 11, 2006, Nasdaq will provide notice to Pac-West that its securities will be delisted. At that time Pac-West may appeal Nasdaq's determination to a Listing Qualifications Panel.

On March 15, 2006, Pac-West issued a press release announcing the notification from the Nasdaq Stock Market. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated March 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC.
(Registrant)

Dated: March 17, 2006

By: /s/ Michael Sarina

Michael Sarina
Vice President Finance

 INDEX TO EXHIBITS

99.1	Press Release dated March 15, 2005